UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2017, KalVista Pharmaceuticals, Inc. (“KalVista”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”), as agent, pursuant to which KalVista may offer and sell, from time to time through BTIG, shares of its common stock, par value $0.001 per share (the “Shares”). The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-217009) filed by KalVista with the Securities and Exchange Commission (the “SEC”) on March 29, 2017, amended on April 27, 2017 and declared effective by the SEC on April 28, 2017, as supplemented by a prospectus supplement dated July 13, 2017 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), for an aggregate offering price of up to $6.0 million.

Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, BTIG may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Global Market or any other existing trading market for our common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. KalVista may instruct BTIG not to sell Shares if the sales cannot be effected at or above the price designated by KalVista from time to time and KalVista is not obligated to make any sales of the Shares under the Sales Agreement. The offer and sale of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by BTIG or KalVista pursuant to the terms thereof.

KalVista will pay BTIG commissions for its services in acting as agent in the sale of the Shares pursuant to the Sales Agreement. BTIG will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement. KalVista has agreed to provide BTIG with customary indemnification and contribution rights, including for liabilities under the Securities Act. KalVista also will reimburse BTIG for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares to be issued pursuant to the Sales Agreement, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of our common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	At-The-Market Sales Agreement dated July 13, 2017

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected aggregate offering size, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in KalVista’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2017, filed with the SEC on March 16, 2017, the prospectus supplement related to the offer and sale of Shares, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect KalVista’s results of operations, which would, in turn, have a significant and adverse impact on KalVista’s stock price. KalVista cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. KalVista undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Name:	Benjamin L. Palleiko
Title:	Chief Financial Officer

Date: July 13, 2017